 EXHIBIT 99.1

NEWS RELEASE

CONTACT: Michael Budnitsky

Chief Financial Officer

818-591-9800

UNICO AMERICAN CORPORATION REPORTS

THIRD QUARTER 2017 FINANCIAL RESULTS

Calabasas, CA, November 13, 2017 – Unico American Corporation (NASDAQ – “UNAM”) (“Unico” or the “Company”), announced today its consolidated financial results for the three and nine months ended September 30, 2017. For the three months ended September 30, 2017, revenues were $9.3 million and net loss was $2.9 million ($0.55 diluted loss per share) compared with revenues of $9.0 million and net loss of $2.0 million ($0.37 diluted loss per share) for the three months ended September 30, 2016. For the nine months ended September 30, 2017, revenues were $27.5 million and net loss was $5.9 million ($1.12 diluted loss per share) compared with revenues of $26.3 million and net loss of $2.0 million ($0.38 diluted loss per share) for the nine months ended September 30, 2016.

Stockholders’ equity was $63.0 million as of September 30, 2017, or $11.86 per common share including unrealized losses, net of deferred income tax, of $0.007 million, compared to stockholders’ equity of $68.9 million as of December 31, 2016, or $12.98 per common share including unrealized investment gains, net of deferred income tax, of $0.008 million.

“We have identified and addressed the causes of recent quarterly losses, and we do not expect these kinds of losses to recur. For example, of the third quarter’s $2.9 million net loss, $1.1 million can be attributed to adverse results on two claim files. Both of those claims involved assault and battery litigation that occurred at two different nightclubs insured by our subsidiary, Crusader Insurance Company, and both of those cases resulted in runaway jury awards at trial that were both unexpected and inconsistent with our experience over the prior 32 years of having handled hundreds of substantially similar cases with much more modest results,” said Cary L. Cheldin, Unico’s President and Chief Executive Officer. “Another $0.5 million of the net loss this quarter is attributed to three other assault and battery cases at nightclubs. These five cases, along with many other assault and battery cases that we resolved during the past 18 months reflect relatively recent social, legal and economic changes that have materially impacted the cost of insuring that type of risk in California. Consequently, we have decided to significantly curtail or entirely exclude coverage for the risk of assault and battery claims at nightclubs in California while continuing to service that group of our customers in other ways.

“In light of the adverse development on the nightclub business we underwrote, we increased our estimate of expected ultimate loss ratios used in our IBNR calculation for policies issued to nightclubs, resulting in a significant increase in our IBNR reserves. $0.9 million of this quarter’s $2.9 million net loss is attributable to our strengthening of IBNR reserves associated with the exposures we have on those nightclubs.

“Costs related to our other restructuring initiatives executed during the quarter account for most of the remaining balance of this quarter’s $2.9 million net loss.

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“While adverse development and reserve strengthening on prior accident years reduced our earnings again, we remain strongly capitalized and we spent the quarter making positive changes. We improved our underwriting and marketing operations, completed the vendor selection phase for a new policy administration system, launched three new websites, and improved the yields on our investment portfolio. I remain extremely optimistic and confident about the future success of Unico’s current team of employees, Unico’s operations and Unico’s profitability.”

Headquartered in Calabasas, California, Unico is an insurance holding company that underwrites property and casualty insurance through its insurance company subsidiary; provides property, casualty and health insurance through its agency subsidiaries; and through its other subsidiaries provides insurance premium financing and membership association services. Unico has conducted the majority of its operations through its subsidiary Crusader Insurance Company since 1985. For more information concerning Crusader Insurance Company, please visit the Crusader’s website at www.crusaderinsurance.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 and the Company intends that such forward-looking statements are subject to the safe harbors created thereby. These statements, which may be identified by words or phrases such as “anticipate,” “appear,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “will,” “may,” “likely,” “future,” “should,” “could,” and “would” and similar words, are intended to identify forward-looking statements. In addition, any statements that refer to projections of the Company’s future financial performance, trends in its businesses, or other characterizations of future events or circumstances are forward-looking statements.

The forward-looking statements included herein are based on current expectations of the Company’s management based on available information and involve certain risks and uncertainties, many of which are beyond the control of the Company. Such risks and uncertainties could cause actual results to differ materially from those anticipated by these forward-looking statements. Factors that could cause actual results to differ materially include, among others: failure to meet minimum capital and surplus requirements; vulnerability to significant catastrophic property loss; a change in accounting standards issued by the Financial Accounting Standards Board; required adoption of International Financial Reporting Standards; ability to adjust claims accurately; insufficiency of loss and loss adjustment expense reserves to cover future losses; ability to realize deferred tax assets; ability to accurately underwrite risks and charge adequate premium; ability to obtain reinsurance or collect from reinsurers; extensive regulation and legislative changes; reliance on subsidiaries to satisfy obligations; downgrade in financial strength rating by AM Best; intense competition; changes in interest rates; investments subject to credit, prepayment and other risks; geographic concentration; reliance on independent insurance agents and brokers; insufficient reserve for doubtful accounts; litigation; enforceability of exclusions and limitations in policies; reliance on information technology systems; ability to prevent or detect acts of fraud with disclosure controls and procedures; change in general economic conditions; dependence on key personnel; ability to attract, develop and retain employees and maintain appropriate staffing levels; insolvency, financial difficulties, or default in performance of obligations by parties with significant contracts or relationships; implementation of new computer software; ability to effectively compete; maximization of long-term value and no focus on short-term earnings expectations; control by a small number of shareholders; failure to maintain effective system of internal controls; difficulty in effecting a change of control or sale of any subsidiaries; and losses in excess of reinsurance limits. Except as may be required by law, the Company undertakes no obligation to update any forward-looking statements to reflect new information or events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Financial Tables Follow –

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UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

($ in thousands)

	September 30	December 31
	2017	2016
	(Unaudited)
ASSETS
Investments
Available for sale:
Fixed maturities, at fair value (amortized cost: $84,279 at September 30, 2017, and $80,372 December 31, 2016)	$84,269	$80,384
Short-term investments, at fair value	13,081	10,205
Total Investments	97,350	90,589
Cash	230	13,496
Accrued investment income	436	186
Receivables, net	6,047	6,008
Reinsurance recoverable:
Paid losses and loss adjustment expenses	1,692	261
Unpaid losses and loss adjustment expenses	11,891	9,521
Deferred policy acquisition costs	4,231	4,432
Property and equipment, net	10,118	10,283
Deferred income taxes	1,231	1,177
Other assets	4,853	2,269
Total Assets	$138,079	$138,222

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Unpaid losses and loss adjustment expenses	$53,067	$47,056
Unearned premiums	19,472	19,375
Advance premium and premium deposits	430	224
Accrued expenses and other liabilities	2,156	2,661
Total Liabilities	$75,125	$69,316

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock, no par – authorized 10,000,000 shares; 5,307,133 shares issued and outstanding at September 30, 2017, and December 31, 2016	$3,773	$3,761
Accumulated other comprehensive (loss) income	(7)	8
Retained earnings	59,188	65,137
Total Stockholders’ Equity	$62,954	$68,906

Total Liabilities and Stockholders' Equity	$138,079	$138,222

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UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

($ in thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2017	2016	2017	2016
REVENUES
Insurance company operation:
Net premium earned	$8,168	$7,981	$24,309	$23,271
Investment income	310	235	785	659
Net realized investment gains (losses)	—	—	1	(1)
Other income	108	66	244	201
Total Insurance Company Operation	8,586	8,282	25,339	24,130

Other insurance operations:
Gross commissions and fees	685	697	2,098	2,064
Finance charges and fees earned	22	18	58	51
Other income	—	1	—	6
Total Revenues	9,293	8,998	27,495	26,251

EXPENSES
Losses and loss adjustment expenses	9,918	8,038	24,352	17,983
Policy acquisition costs	1,854	1,742	4,943	5,142
Salaries and employee benefits	1,221	1,319	4,535	3,980
Commissions to agents/brokers	40	40	127	121
Other operating expenses	696	826	2,592	2,053
Total Expenses	13,729	11,965	36,549	29,279

Loss before taxes	(4,436)	(2,967)	(9,054)	(3,028)
Income tax benefit	1,509	1,013	3,105	1,027
Net Loss	$(2,927)	$(1,954)	$(5,949)	$(2,001)

PER SHARE DATA:
Basic
Loss per share	$(0.55)	$(0.37)	$(1.12)	$(0.38)
Weighted average shares	5,307,133	5,307,133	5,307,133	5,307,881
Diluted
Loss per share	$(0.55)	$(0.37)	$(1.12)	$(0.38)
Weighted average shares	5,307,133	5,307,133	5,307,133	5,307,881

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UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

($ in thousands)

	Nine Months Ended
	September 30
	2017	2016
Cash flows from operating activities:
Net loss	$(5,949)	$(2,001)
Adjustments to reconcile net loss to net cash from operations:
Depreciation and amortization	386	361
Bond amortization, net	(533)	(13)
Bad debt expense	16	—
Non-cash stock based compensation	12	17
Realized investment (gains) losses	(1)	1
Changes in assets and liabilities:
Net receivables and accrued investment income	(305)	(727)
Reinsurance recoverable	(3,801)	237
Deferred policy acquisitions costs	201	(314)
Other assets	478	698
Unpaid losses and loss adjustment expenses	6,011	728
Unearned premiums	97	1,323
Advance premium and premium deposits	206	277
Accrued expenses and other liabilities	(505)	331
Income taxes current/deferred	(3,109)	(1,037)
Net Cash Used by Operating Activities	(6,796)	(119)

Cash flows from investing activities:
Purchase of fixed maturity investments	(44,321)	(12,032)
Proceeds from maturity of fixed maturity investments	39,354	10,894
Proceeds from sale of fixed maturity investments	1,594	746
Net (increase) decrease in short-term investments	(2,876)	7,467
Additions to property and equipment	(221)	(536)
Net Cash (Used by) Provided by Investing Activities	(6,470)	6,539

Cash flows from financing activities:
Repurchase of common stock	—	(90)
Net Cash Used by Financing Activities	—	(90)

Net (decrease) increase in cash	(13,266)	6,330
Cash and restricted cash at beginning of period	13,496	8,259
Cash and Restricted Cash at End of Period	$230	$14,589

Supplemental Cash Flow Information
Cash paid during the period for:
Interest	—	—
Income taxes	$9	$9

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